UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2004

(Commission File Number) 1-13026

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		36-2984916
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut		06831
(Address of Principal Executive Offices)		(Zip Code)
(203) 661-1926
Registrant’s Telephone Number, including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Blyth, Inc.’s Current Report on Form 8-K dated April 15, 2004, and filed with the United States Securities and Exchange Commission on April 15, 2004, is hereby amended and restated in its entirety to read as follows:

Item 11.                                                                                                       Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

                                                On April 15, 2004 the Company provided notice to all of its directors, officers and employees of an upcoming blackout period with respect to the Company’s common stock, par value $0.02 per share (the “Common Stock”).  During the blackout period, the Company’s directors, officers and employees may not buy or sell shares of the Company’s Common Stock.  The blackout period is being imposed in order to ensure that directors, officers and employees of the Company will not be subject to claims that they traded on the basis of inside information.  The blackout period will begin at 12:01 AM, Eastern Time, on Saturday, May 1, 2004 and will continue until 12:01 AM, Eastern Time, on Thursday, June 10, 2004 (which is three business days after the planned release to the public of the Company’s quarterly earnings report for the first fiscal quarter, which release is anticipated to occur on or about June 7, 2004).  Inquiries regarding the blackout period may be directed to Bruce D. Kreiger, Esq., Vice President, General Counsel and Secretary, at (203) 661-1926 or One East Weaver Street, Greenwich, CT 06831.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: May 6, 2004	By: /s/ Bruce D. Kreiger
Name: Bruce D. Kreiger
Title: Vice President & General Counsel